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                                                                    EXHIBIT 3.75

                           ARTICLES OF INCORPORATION

                                       OF

                         SALEM MEDIA OF VIRGINIA, INC.

     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

     1. The name of the corporation is Salem Media of Virginia, Inc.

     2. The number of shares the corporation is authorized to issue is 1,000 shares of Common Stock.

     3. A. The corporation's initial registered office address which is the business address of the initial registered agent is 526 King Street, Alexandria, Virginia 22314.

          B. The registered office is physically located in the City of Alexandria.

     4. A. The name of the corporation's initial registered agent is James C. Brincefield, Jr.

          B. The initial registered agent is a member of the Virginia State Bar.

     5. The names and address of the initial directors are:

          Stuart W. Epperson            3780 Will Scarlet Road
                                        Winston-Salem, NC 27104

          Edward G. Atsinger, III       4880 Santa Road, Ste. #300
                                        Camarillo, CA 93012




     6. Incorporator:
              /s/ JONATHAN L. BLOCK
        ----------------------------------------------
        Name: Jonathan L. Block, Esq.